Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 of our report dated August 3, 2024 relating to the financial statements of Apollo Resources Corporation for the year ended December 31, 2023.

For, Pipara & Co LLP (6841)

Place: Mumbai, India

Date: December 17, 2025